SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 9)


         Filed by the registrant (X )

         Filed by a party other than the registrant ( )

         Check the appropriate box:

         (   )  Preliminary proxy statement

         (X  )  Definitive proxy statement

         (  )  Definitive additional materials

         (  )  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              NUOASIS GAMING, INC.
                (Name of Registrant as Specified in Its Charter)

                              NUOASIS GAMING, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box)

         (X )  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
               or 14a-6(j)(2).

         (  )  $500 per each party to the controversy pursuant to Exchange Act
               Rule 14a-6(i)(3).

         ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

         (4)  Proposed maximum aggregate value of transaction:

               1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                       [NUOGAM\14A:97ANPRX9.14A]

         ( X ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

                       $125.00

         (2)  Form, schedule or registration statement no:

                       Schedule 14A

         (3)  Filing party:

                       NuOasis Gaming, Inc.

         (4)  Date filed:

                       February 9,1995

                                                       [NUOGAM\14A:97ANPRX9.14A]

                              NuOASIS GAMING, INC.
                        (Formerly E.N. PHILLIPS COMPANY)
                             2 Park Plaza, Suite 470
                            Irvine, California 92614

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       (to be held on Monday, May 5, 1997)

To the Stockholders of NuOasis Gaming, Inc. (formerly E.N. Phillips Company):

         The Annual Meeting of Stockholders of NuOasis Gaming, Inc. (formerly E.N. Phillips Company), a Delaware corporation (the "Company"), will be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California 92614, on May 5, 1997, at 10:00 A.M.

         At the Annual Meeting, stockholders will be asked:

          1. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of $.01 par value common stock to Three Hundred Thirty Three Million;

          2. To consider and act upon a proposal to sell the Company's wholly-owned subsidiary Casino Management of America, Inc., a Utah corporation, ("CMA");

          3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Group V Corporation";

          4. To elect five (5) directors to serve as the Board of Directors until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified; and

          5. To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

         The discussion of the proposals set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on April 25, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of the Company's voting securities at the close of business on the record date are entitled to vote at the Annual Meeting.

         ACCOMPANYING THIS NOTICE ARE A PROXY AND A PROXY STATEMENT. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                        By Order of the Board of Directors

                                        /s/  John D. Desbrow
                                             ----------------------------------
                                             John D. Desbrow, Secretary

Irvine, California

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

March 27, 1997


                              NuOASIS GAMING, INC.
                        (Formerly E.N. PHILLIPS COMPANY)
                             2 Park Plaza, Suite 470
                                Irvine, CA 92614

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                        to be held on Monday, May 5, 1997

Introduction

         This Proxy Statement is being furnished to the holders of the Common Stock, par value $.01 per share ("Common"), 14% Cumulative Convertible Preferred Stock, par value $.01 per share ("14% Preferred"), the Series B Preferred Stock (the "B Preferred"), of NuOasis Gaming, Inc., a Delaware corporation ("NuOasis" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California, on Monday, May 5, 1997, at 10:00 a.m. Pacific Standard Time, and any postponement or adjournment thereof. The approximate date when this Proxy Statement and form of Proxy are first being sent to stockholders is April 25, 1997.

Matters to be Considered

         The following matters will be acted on at the Annual Meeting:

          1.   Adoption  of  an  Amendment  to  the  Company's   Certificate  of
               Incorporation to increase the number of authorized shares of $.01 par value Common Stock to Three Hundred Thirty Three Million;

          2. Approval of the sale of the Company's wholly-owned subsidiary, Casino Management of America Inc., a Utah Corporation ("CMA");

          3.   Adoption  of  an  Amendment  to  the  Company's   Certificate  of
               Incorporation to change the name of the Corporation to "Group V Corporation";

          4. Election of five (5) directors to serve as the Board of Directors until the next Annual Meeting of Stockholders and until their successors have been elected and qualified the next Annual Meeting of stockholders; and

          5. Transaction of such other business as may properly come before the meeting or any adjournments and postponements thereof.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

Voting Securities and Voting Rights

         Only shareholders of record on April 25, 1997, or their proxies, will be entitled to vote at the Annual Meeting of stockholders. The warrantholders and/or optionholders are not entitled to vote at the meeting.

         As of February 28, 1997, the Company had 30,000,000 shares of $.01 par value Common Stock outstanding, each of which has one (1) vote per share outstanding, 170,000 shares of 14% Preferred outstanding, each of which has one
(1) vote per share, and 250,000 shares of Series B Preferred outstanding, each of which has seventy-eight (78) votes per share, which together represent all of the outstanding voting securities of the Company.

         One-third of the outstanding shares entitled to vote must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. All shares are entitled to one vote per share, with the exception of the Series B Preferred which has seventy-eight (78) votes per share. In the election of directors, each share of stock is entitled to one vote for a nominee for each director position. The Company does not have cumulative voting. A shareholders' list will be available for examination by shareholders at the Annual Meeting.

Voting Procedure

         The shares represented by each properly executed proxy returned to NuOasis will be voted at the Annual Meeting as indicated on the proxy. If no instructions are given, the person authorized by the proxy will vote for the election of the director nominees named in this Proxy Statement at the Annual Meeting, in favor of the approval of the proposed Amendments to the Certificate of Incorporation and in favor of the sale of Casino Management of America, Inc. Any person giving a proxy has the right to revoke it at any time before it is exercised (1) by filing with the Secretary of NuOasis a duly signed revocation or proxy bearing a later date or (2) by voting in person at the Annual Meeting.

         The Board of Directors is not aware of any matters other than those set forth above which may come before the Annual Meeting. If any other matters are properly presented to the meeting for action, unless contrary instructions are given, the person named in the enclosed form of proxy and acting thereunder have the power to vote in accordance with their best judgment on such matters.

         Directors of the Company will be elected by a plurality vote of the outstanding shares of voting securities present and entitled to vote at the meeting. Pursuant to ss.242(b)(1) of the Delaware General Corporation Law, approval of the Amendment to the Company's Certificate of Incorporation to increase the authorized common shares will require the affirmative vote of a majority of the class of outstanding common stock present in person or represented by proxy at the meeting voting separately as a class, as well as a majority of the shares of NuOasis voting securities present in person or represented by proxy at the meeting. Approval of the Amendment to the Company's Certificate of Incorporation to change the name of the Company will require the affirmative vote of a majority of the shares of NuOasis voting securities present in person or represented by proxy at the meeting. Nona Morelli's II, Inc. ("Nona") intends to vote in favor of the election of five directors including Mr. Luke and for approval of the proposals to be voted upon at the meeting. Nona controls 39.39% of the voting securities outstanding on the Record Date. The Secretary of the Company intends to vote his shares of common stock representing .174% of the voting securities outstanding on the Record Date in favor of the election of five directors including Mr. Luke and for approval of the proposals to be voted upon at the meeting.

         If a proxy is marked with instructions to withhold authority to vote for one or more director nominees or to abstain from voting on any matter, those shares will be treated as represented at the meeting and entitled to vote in

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3
determining whether a quorum is present. In other matters where approval is required by a majority of shares outstanding or represented at the meeting, abstentions from voting on a matter will have the effect of a vote against the matter.

         Abstentions and broker non-votes (where a broker or other record holder submits a proxy but does not have authority to vote a customer's shares) will be considered present for purposes of establishing a quorum. Under applicable Delaware law, a broker non-vote will have the effect of a vote against the proposals being considered.

Solicitation of Proxies

         The proxies are solicited by the Board of Directors. Solicitation of proxies may be made by officers, directors and employees of the Company in person, by telephone, facsimile transmission or by mail. In addition, brokers, banks and other nominee holders will be reimbursed for expenses they incur in forwarding proxy materials to and obtaining voting instructions from beneficial owners of the Company's common stock. The cost of solicitation of proxies will be borne by the Company.

Security Ownership of Certain Principal Stockholders

         The following tables set forth the number of shares of Common Stock, Series B Preferred Stock, 14% Cumulative Preferred Stock of the Company beneficially owned as of February 28, 1997 by (I) each person (including any "Group" as that term is defined in Section 13 (d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of any class of voting securities (i.e. the Common, 14% Cumulative Preferred or the Series B Preferred)
(ii) each of the officers or directors of the Company who beneficially owns any shares of Common, 14% Preferred, or Series B Preferred and (iii) all directors and officers of the Company as a group.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3


                                            Shares of
                                            Common Stock                         Number and Percent of
Name and Address of                         Beneficially                         Class if Proposal
Beneficial Owners(1)                        Owned(2)                             No. 1 is Approved(3)
----------------------------------          -------------------                  --------------------------------------
                                            Number   Percentage                  Number                      Percentage
                                            ------   ----------                  -------------               ----------

Nona Morelli's II, Inc.                     0           -                        31,500,000(4)                 51.22%

Joseph Monterosso                           0           -                        19,500,000(5)                 39.39%
550 15th Street
San Francisco, CA 94103

Structure America, Inc.                     0           -                         2,000,000(6)                  6.25%
550 N. Jefferson
Loveland, CO  80537
Officers and
Directors
Fred G. Luke                                0           -                          2,881,176(7)

John D. Desbrow                             86,250    .28%                           361,250                    1.19%

Steven H. Dong                              0           -                            275,000                     .91%

All directors and                           86,250    .28%                         3,517,426                    10.49%
 executive
 officers as a
 group (3 persons)

                                            Shares of Series                     Number and Percent of
Name and Address of                         B Preferred Stock                    Class if Proposal
Beneficial Owner(1)                         Beneficially Owned                   No. 1 is approved(3)
----------------------------------         ---------------------                ----------------------

                                            Number    Percentage                 Number     Percentage
                                           --------   ----------                 -------    ----------

Nona Morelli's II, Inc.                     250,000        100%                  250,000       100%


Joseph Monterosso(5)                        250,000        100%                  250,000       100%
550 15th Street
San Francisco, CA 94103


                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3



                                            Shares of 14%
                                            Cumulative Preferred                 Number and Percent of
Name and Address of                         Stock Beneficially                   Class if Proposal
Beneficial Owner(1)                         Owned                                No.1 is Approved(3)
----------------------------------          --------------------                 --------------------------------
                                            Number   Percentage                  Number                Percentage
                                            ------   -----------                 ------                ----------

Raymond C. Kitely                           30,000   17.6%                       30,000                   17.6%
 20079 Glen Arbor
  Court
 Saratoga, CA  95070
Eli Moshe                                   10,000    5.9%                       10,000                    5.9%
 110 S. Sweetzer,
 No. 301
 Los Angeles, CA
  90048
Walter K. Theis,                            20,000   11.8%                       20,000                   11.8%
 M.D.
 1200 Corsica Drive
 Pacific Palisades,
  CA  90272
David Seror,
 Chapter 7 Trustee
 for the Estate of
 David A. Paletz                            77,500   45.6%                       77,500                  45.6%
 221 N. Figueroa
  St., Room 800
 Los Angeles, CA
  90012
Neil Miller                                 15,000    8.8%                       15,000                  8.8%
 2790 Forrester
  Drive
 Los Angeles, CA
  90064
David Sheetrit                              10,000    5.9%                       10,000                  5.9%
 c/o Moshe Shram
 929 East Fourteenth
  Street
 Los Angeles, CA
  90021
------------------------------------------  ------------------------------------ ----------------------  -------------------


(1) The address of Nona Morelli's II, Inc., NuVen Advisors, Inc. and each executive officer and Director is c/o NuOasis Gaming, Inc. 2 Park Plaza, Suite 470 Irvine, Ca 92614. With the exception of Joseph Monterosso, each stockholder listed in these tables possesses sole voting and investment power with respect to the shares listed opposite the holder's name.

(2) Excludes common shares underlying convertible securities, options or warrants that are presently held but not currently exercisable because the Company's authorized capital is insufficient.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

(3) Percentage ownership amounts under the Approval of Proposal No. 1 column are computed for each holder assuming that convertible securities, options and warrants held by such holder that are exercisable within 60 days are exercised. The effect of options and warrants of other holders are excluded from each holder's percentage computation.

(4) Assumes conversion of Series B Preferred shares into 19,500,000 shares of Common Stock and 12,000,000 shares of Common stock which may be issued to Nona on exercise of New Class D Warrants.

(5) Nona has granted Joseph Monterosso an option to acquire the 250,000 shares of Series B Preferred Stock. The table presents the effect of the exercise of such option by Mr. Monterosso. The table presents both Nona and Mr. Monterosso as beneficial owners of the same 250,000 shares of Series B Preferred stock.

(6) On February 29, 1996, Structure America, Inc. received contingent contractual rights for 1,000,000 shares for services to be rendered and an option to purchase 1,000,000 shares at $.12 per share. Under Rule 13d-3(d)(1)(c) Structure America, Inc. is deemed the beneficial owner of 2,000,000 shares even though the shares are not outstanding.

(7) The Luke Family Trust (the "Luke Trust") owns 93% of NuVen Advisors, formerly New World. Fred G. Luke, as Co-Trustee of the Luke Trust determines the voting of the shares of NuVen Advisors, Inc. and, as a result, may be deemed to control the Luke Trust. Under Rule 13d-3(d)(1)(c) Fred G.Luke is deemed the beneficial owner of 2,000,000 shares subject to the outstanding option granted to NuVen Advisors, Inc. even though the option has not been exercised and the shares are not outstanding. Mr. Luke personally has accrued options rights as to 881,176 shares.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

Historical Financial Information on the Company

         The following selected financial data shows balance sheet and operating information for the Company for the years 1990 through September 30, 1996. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes included in the Annual Report on Form 10-KSB filed by the Company for the fiscal year ended June 30, 1996 which accompanies this Proxy Statement and also included in Form 10-QSB/A for the quarter ended December 31, 1996 which is included as part of this Proxy Statement.

         In October 1994, Ba-Mak Gaming International, Inc. ("Ba-Mak"), a wholly-owned subsidiary of the Company, filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the Eastern District of Louisiana. While under the protection of Chapter 11, Ba-Mak continued to operate as a charitable bingo route operator in Louisiana as Debtor-in-Possession. It was management's objective to reorganize Ba-Mak's debt under Chapter 11 and fully continue its gaming operations. Accordingly, Ba-Mak was accounted for as a continuing operation during this period.

         On April 20, 1995, upon motion from the United States Trustee, an order converting the case to Chapter 7 was issued and a Chapter 7 Trustee was appointed. The Trustee took possession of Ba-Mak's assets and liquidated such assets for the benefit of Ba-Mak's bankruptcy estate. As such, all gaming operations of Ba-Mak ceased and accordingly, Ba-Mak has been accounted for as a disposition of an investment which resulted in (1) the write-off of $1,056,978 and $1,415,050 of total assets and liabilities, respectively; and (b) a net loss on disposal of investment in the amount of approximately $140,949. Fiscal year 1995 gaming revenues include approximately $884,000 in Ba-Mak revenues which will not be recurring in future fiscal years.

         Since April 1995 the Chapter 7 Trustee has liquidated Ba-Mak's assets for the benefit of Ba-Mak's bankruptcy estate. All but 35 of the video bingo machines were returned to the machine vendor in satisfaction of its claim under the Louisiana vendor's lien statute. The remaining 35 machines and Ba- Mak's office equipment were sold by the Trustee. The Company has filed a Proof of Claim with the Bankruptcy Court for the intercompany advances made to Ba-Mak. As of the date of this Proxy Statement, the Trustee's administration of the bankruptcy estate is ongoing. In February 1996, the Trustee applied to the bankruptcy court for authority to make an interim distribution in the amount of $70,750 consisting of $67,168 to Chapter 11 Administrative Creditors, $750 to the Office of the U.S. Trustee and $2,831 to the Trustee for interim compensation and expenses payable to the Trustee. Since the interim distribution is expected to exhaust the estate and since the Company's claim is not included in the Trustee's interim distribution list, the Company does not anticipate receiving any sums on its Claim.

         Total revenues and cost of gaming during fiscal 1994 from Ba-Mak in the amounts of $2.2 Million for fiscal 1994 and $1.9 Million, respectively, are not expected to recur in future years due to Ba-Mak's Chapter 7 bankruptcy and therefore the Company's historical financial information is not indicative of the Company's future financial condition.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

                             6 Months        9 Months
                               Ended           Ended
                             December        June 30,
                              31, 1996         1996
                          (Unaudited)(5)     (Audited)
                          --------------    ------------
Operating Data:

 Revenues from
  continuing
  operations(1)           $            -    $         -

 Loss from
  continuing
  operations                 (3,718,618)       (797,140)
 Loss from
  discontinued
  operations(2)                       -               -
 Net loss                    (3,718,618)       (797,140)

 Net loss
  applicable
  to common                  (3,730,518)       (814,990)
  stock(3)
 Net loss per
  common
  share(3):
  Continuing
   operations             $        (.12)    $      (.03)

  Discontinued
   operations             $          -      $         -

 Weighted
  average
  number of
  common shares
  outstanding                30,000,000      29,057,660

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3


                                                   Years Ended September 30,
                                                           (Audited)
                     -----------------------------------------------------------------------------------------------------------
Operating Data:         1995(5)         1994(4)              1993                1992               1991               1990
                     ------------   ----------------    ---------------     ---------------     -------------       ------------

 Revenues from
  continuing
  operations(1)      $   884,077    $     2,252,699     $       82,137      $       75,415      $    107,607        $   171,112

 Loss from
  continuing
  operations          (1,096,705)        (4,657,456)          (813,501)         (1,009,914)       (1,060,200)          (691,392)
 Loss from
  discontinued
  operations(2)                -                  -             (5,986)            (18,600)       (1,292,102)          (409,664)
 Net loss             (1,096,705)        (4,657,456)          (819,487)         (1,028,514)       (2,352,302)        (1,101,056)

 Net loss
  applicable
  to common           (1,120,505)        (4,564,681)          (850,637)         (1,086,614)       (2,457,302)        (1,206,056)
  stock(3)
 Net loss per
  common
  share(3):
  Continuing
   operations        $      (.04)   $          (.23)    $         (.06)     $         (.12)     $       (.18)       $      (.16)

  Discontinued
   operations        $         -    $             -     $            -      $           --      $       (.20)       $      (.09)

 Weighted
  average
  number of
  common shares
  outstanding         23,785,550         19,755,113         12,716,027           8,733,158         6,392,200          4,875,161



                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

                                                         8-A

                             6 Months        9 Months
                               Ended           Ended
                             December        June 30,
                              31, 1996         1996
                          (Unaudited)(5)     (Audited)
                          --------------    ------------



BalanceSheet
Data:

Working capital
(Deficit)
                          $  (3,299,555)    $  (769,012)

 Total assets             $      88,932     $        84

 Long-term
  debt                    $   1,200,000     $         -
Total
liabilities               $   4,499,555     $   769,096

Stockholders'
 Equity
(Deficiency)              $  (4,410,623)    $  (769,012)

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3


                                                                      Years Ended September 30,
                                                                              (Audited)
                     -----------------------------------------------------------------------------------------------------------
                        1995(5)         1994(4)              1993                1992               1991               1990
                     ------------   ----------------    ---------------     ---------------     -------------       ------------

BalanceSheet
Data:

Working capital
(Deficit)
                     $  (580,103)   $      (410,547)    $      277,142      $     (323,077)     $    200,638        $   131,745

 Total assets        $   328,732    $     2,859,550     $    2,889,096      $    1,152,682      $  1,635,716        $ 2,532,049

 Long-term
  debt               $         -    $             -     $      804,102      $      821,221      $    876,194        $   910,081
Total
liabilities          $   631,555    $       906,723     $    1,551,581      $    1,148,914      $  1,180,004        $ 1,572,675

Stockholders'
 Equity
(Deficiency)         $  (302,824)   $     1,952,827     $    1,337,515      $        3,768      $    455,712        $   959,374


(1) Includes revenues from gaming operations of $7,685 in fiscal 1993. Operations of electronic video bingo machines did not commence until September, 1993.

(2)      The   Company  discontinued  its  health  screening  center  operations effective September 30, 1991.

(3) The Company has paid no dividends on its common stock. Dividends in arrears on the Company's 14% Preferred Stock aggregated $116,575 and $92,775 at September 30, 1995 and 1994, respectively.

(4) On January 29, 1996, the Texas State Board of Public Accountancy made a determination that the firm of C. Williams & Associates, P.C. was not properly licensed to practice public accounting in Texas, retroactive back to March 2, 1995.

         The firm of C. Williams & Associates, P.C. performed an audit of the Company's financial statements for the year ended September 30, 1994 and issued its report on that audit on February 5, 1995, which is prior to the revocation of Mr. Williams' license on March 2, 1995.

         Article 2 of Regulation S-X provides that, after March 2, 1995, the firm of C. Williams & Associates, P.C. is not qualified to practice before the Commission. Shareholders continue to retain legal rights to sue and recover damages from C. Williams & Associates, P.C., for material misstatements or omissions, if any, in the financial statements.

         Should C. Williams & Associates, P.C. dissolve under the laws of Texas, its state of incorporation, the rights of the shareholders to sue and recover damages from C. Williams & Associates, P.C. and its directors, officers and shareholders would be determined by the laws of the State

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

                                        9-A
         of Texas governing the  dissolution of Texas  professional corporations
         or  possibly   federal  securities  laws or the laws of the forum where
         such shareholders reside.

(5) As of April 1995, the former operations of the Company's gaming subsidiary have ceased following conversion of Chapter 11 proceedings to Chapter 7 under the Bankruptcy Code. As of the date of this Proxy Statement the Company is not engaged in gaming or any other revenue generating activities and the Company's historical financial information is not indicative of the Company's future financial condition of results of operations.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

PROPOSAL NO. 1: AMENDMENT TO CERTIFICATE OF INCORPORATION TO AUTHORIZE ADDITIONAL COMMON SHARES

         The Company's Board of Directors has approved an amendment to the Company's Certificate of Incorporation and is recommending that the stockholders approve the amendment to the Company's Certificate of Incorporation.

Need for Additional Authorized Common Shares and Common Shares Reserved for Issuance

         Since March 30,1994 the Company currently has had insufficient authorized shares to provide for conversion of all outstanding convertible securities and exercise of all outstanding warrants and options. The Company's Certificate of Incorporation currently authorizes Thirty Million shares of $.01 par value common stock and all 30,000,000 shares are now issued and outstanding. There are 1,530,000 shares currently reserved for issuance upon conversion of New Class A Warrants; 3,080,000 shares currently reserved for issuance upon conversion of New Class B Warrants; 1,510,000 shares currently reserved for issuance upon conversion of New Class C Warrants; 12,000,000 shares currently reserved for issuance upon conversion of 6,000,000 New Class D Warrants held by Nona; 19,500,000 shares currently reserved for issuance upon conversion of 250,000 Series B Preferred shares held by Nona; 170,000 shares reserved for issuance to 14% Cumulative Preferred Stock shareholders; and 6,550,000 shares currently reserved for issuance upon exercise of outstanding options. On March 30, 1994 the number of shares reserved for issuance together with the number of shares issued and outstanding on March 30, 1994 exceeded the number of shares authorized in the Company's Certificate of Incorporation. Since March 30, 1994 the Company has granted options to purchase an aggregate 7,150,000 shares of common stock, and contractually undertaken to issue 1,000,000 shares to Structure America, Inc. and 1,000,000 shares to the shareholders of National Pools Corporation ("NPC"). (See " Acquisition of National Pools Corporation" at page 17) For common shares currently reserved to be issued the dates of reservation and common shares outstanding on each reservation date are as follows:


                                                                                                                    Approximate
                                                Number of                                                           Number of
                                                Preferred             Number of                                     Common Shares
                                                Shares/               Common                Number of               Outstanding on
Description of                                  Warrants/             Shares                Common                  Issuance/
Derivative                       Month          Options/              Initially             Shares now              Reservation
Securities                       Issued         Rights                Reserved              Reserved                Date
                                                Issued
------------------------         ------         ---------             ---------             ----------------        --------------

14% Cumulative                   6-89           750,000               750,000               170,000                  4,791,276
Preferred Stock
New Class A                      6-93           3,080,000             3,080,000             1,530,000[DELTA]        18,711,175
Warrants
New Class B                      6-93           3,080,000             3,080,000             3,080,000               18,711,175
Warrants
New Class C                      8-93           1,550,000             1,550,000             1,510,000#              18,711,175
Warrants
New Class D                      3-94           6,000,000             12,000,000            12,000,000              20,688,675
Warrants
Series B                         3-94           250,000               19,500,000            19,500,000              20,688,675
Preferred Stock


                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3


                                                                                                                    Approximate
                                                Number of                                                           Number of
                                                Preferred             Number of                                     Common Shares
                                                Shares/               Common                Number of               Outstanding on
Description of                                  Warrants/             Shares                Common                  Issuance/
Derivative                       Month          Options/              Initially             Shares now              Reservation
Securities                       Issued         Rights                Reserved              Reserved                Date
                                                Issued
------------------------------   ------         ---------             ---------             ----------              --------------

OTC                              10-94          600,000               600,000               600,000                 20,688,675
Communications
NuVen Advisors                   2-95           2,000,000             2,000,000             2,000,000               25,151,175
Option
Steven H. Dong                   7-95           275,000               275,000               275,000                 25,801,175
Option
Fred G. Luke                     8-95           3,000,000*            3,000,000*            2,131,176*              26,176,175
Option
    Structure       Agreement    2-96           1,000,000             1,000,000             1,000,000               30,000,000
     America,       (**)
       Inc.

                    Option       2-96           1,000,000             1,000,000             1,000,000               30,000,000
                    (***)
John D. Desbrow                  4-96           275,000               275,000               275,000                 30,000,000
Option
NPC Shareholders                 12-96          241,900,000           241,900,000           241,900,000             30,000,000
Convertible
Promissory Notes
NPC Shareholders                 12-96          1,000,000             1,000,000             1,000,000               30,000,000
per Stock
Purchase
Agreements
                                                                                     Total: 287,971,176


* Mr. Luke has accrued and continues to accrue option rights at 50,000 shares per month from April 1994. The Company issued 868,824 shares to Mr. Luke after Mr. Luke exercised his option as to 868,824 shares on January 4, 1996, leaving a balance of 2,131,176 reserved shares.

[DELTA]  1,550,000 New Class A Warrants were exercised.

# 40,000 New Class C Warrants were canceled for non-payment of the exercise price on 40,000 New Class A Warrants tendered for exercise.
** On February 29, 1996 Structure America , Inc. received contingent contractual rights to 1,000,000 shares.
*** On February 29, 1996 Structure America, Inc. received an option to purchase 1,000,000 shares.

As set forth in the foregoing table, 287,971,176 shares in excess of the authorized shares are necessary to meet outstanding convertible securities, warrants and options.

         None of the above options, warrants, preferred shares or convertible notes may be exercised or converted until the Certificate of Incorporation is amended to authorize additional shares. Similarly, the shares due to Structure America, Inc. and the NPC shareholders under contractual obligations may not be issued until the Certificate of Incorporation is amended to authorize additional shares. If Proposal 1 is approved, options held by officers, directors, affiliates and significant shareholders will become exercisable. The exercise prices and expiration dates of options presently held by affiliates are as follows:

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3


                           Number of Shares Now Subject
                           to Option or Warrant                        Exercise Price         Expiration Date
                           ----------------------------                --------------         ---------------

Fred G.  Luke                          881,176 *                            $0.12              July 31, 2000
Steven Dong                            275,000                              $0.12              July 31, 2000
John D.  Desbrow                       275,000                              $0.12              July 31, 2000
NuVen Advisors, Inc.                 2,000,000                              $0.10              July 31, 2000
Structure America, Inc.              1,000,000                              $0.12              July 31, 2000
Nona Morellis II, Inc.              12,000,000                              $0.50             March 30, 2004


* Reflects unexercised option rights accrued as of February 28, 1997.

Conflicts of Interest and Control Over Future Issuances of Common Stock

          Furthermore, increasing the number of authorized shares via amendment of the Certificate of Incorporation will permit the Board of Directors to issue stock to consultants for services including issuing shares to members of the Board of Directors and officers of the Company. Such enabling discretion in the Board of Directors may be viewed as a conflict of interest of which shareholders should be aware. Until the Company has meaningful cash flows from operations, it is unlikely the Company will be able to compensate its officers and directors and outside consultants in any manner other than through the issuance of shares of common stock. In this regard, NuVen Advisors, Inc., which renders services and provides facilities and administrative personnel to the Company and which holds an option to purchase 2,000,000 shares of the Company, is controlled by Fred G. Luke, a Director of the Company. Issuances of shares to NuVen Advisors, Inc., whether for sums due it by contract or upon exercise of its option, presents a conflict of interest of which shareholders should be aware. Additionally, issuances of shares to officers such as John D. Desbrow and Steven
H. Dong or Directors, such as Fred G. Luke, upon exercise of compensatory options poses a conflict of interest of which shareholders should be aware. Until the Company obtains working capital, the Company's key administrative functions will continue to be provided by consultants, directors and officers who are compensated primarily in the form of the Company's common stock. The Company intends to negotiate with NPC creditors regarding settlement of NPC debts, which may involve issuances of common stock. There are no other current plans or proposals to issue stock or securities other than as described herein. All of the above will be made possible by the passage of the proposal to increase the number of authorized common shares. By voting in favor of the proposal shareholders will in essence grant to the Board of Directors control over future issuances of shares except for specified transactions requiring shareholder approval under Delaware law.

         Under the Delaware conflict of interest statute, Section 144 of the Delaware General Corporation Law, no contract shall be void or voidable if disclosure of the material facts as to the relationship or interest and as to the contract or transaction with any officer or director or entity in which an officer or director has a financial interest is made and the approval by a majority of disinterested directors or the shareholders is obtained. Section 144(a)(1) requires that the disinterested directors must act in good faith in issuing shares to related parties. Alternatively, Section 144(a)(2) requires that the contract or transaction be "approved in good faith by the shareholders." Independent shareholder good faith approval, after full disclosure, will generally result in a shift of the burden of proof from the interested officer or director to the party attacking the transaction. Additionally, the Company's articles of incorporation provide that "any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason."

Dilution to Existing Shareholders

         If the Certificate of Incorporation is amended to authorize additional shares, upon the issuance of new shares for whatever reason, whether upon exercise of options or conversion of warrants or preferred stock or otherwise, existing shareholders will suffer dilution. If the Certificate of Incorporation is amended, significant dilution of current common stockholders is possible upon the issuance of more common shares. If 303,000,000 more shares are issued, existing common stockholders would be diluted to a 9% ownership of the outstanding common shares. However, the issuance of an additional 241,900,000 shares to the NPC shareholders is conditioned upon the reporting of cumulative earnings according to the following schedule.:

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

              CONVERSION TRIGGERED UPON      CUMULATIVE NUMBER OF COMMON
              REPORTING OF THE FOLLOWING     SHARES ISSUABLE AT EACH LEVEL OF
               CUMULATIVE NET OPERATING      NET OPERATING INCOME REPORTED
                        INCOME
                     $  1,000,000                      6,047,500
                     $ 10,000,000                     60,475,000
                     $ 20,000,000                    120,950,000
                     $ 30,000,000                    181,425,000
                     $ 40,000,000                    241,900,000

         The cut off date by which the dollar earnings thresholds must be achieved is five years from the date of the shareholders' meetings. If the lowest of the thresholds is not achieved, then the convertible notes held by the NPC shareholders would not be converted to common stock. If the notes are not paid or extended at maturity, the note holders could foreclose on the NPC assets which secure the notes.

Statutory Requirements for Shareholder Approval of Certain Transactions

         The Delaware General Corporation Law requires the approval of a majority of the outstanding shares present in person or represented by proxy at a meeting for the merger, consolidation or dissolution of the Company or the sale, lease or exchange of all or substantially all of the Company's assets. Any future transactions falling within these parameters will require future solicitation of shareholder approval. Transactions not encompassed by the above-referenced sections of Delaware law will not require shareholder approval prior to the issuance of additional common shares and this solicitation will be the only opportunity for the shareholders to consider such future issuances of common stock, unless the Board, under the discretion conferred upon it in the Certificate of Incorporation, elects to submit any contract for shareholder ratification. Until the Company obtains working capital the Company's key administrative functions will continue to be provided by consultants, directors and officers who are primarily compensated in the form of common stock. The Company intends to negotiate with NPC creditors regarding settlement of NPC debts which may involve issuances of common stock. There are no other current plans or proposals to issue stock or securities other than as described herein.

Benefits of Approval of the Increase in Authorized Common Shares

         The Board of Directors has determined that adoption of the proposal is in the best interest of the Company. Increasing the authorized number of common shares will allow the Company to be able to issue shares of common stock now reserved for issuance upon exercise of outstanding warrants and options. It will permit the conversion of the outstanding shares of preferred stock and the convertible notes issued to the NPC stockholders. It will also allow the Company to issue the common shares necessary to satisfy its contractual obligations to issue 1,000,000 shares to the NPC shareholders for the acquisition of NPC. It will further allow the Company to issue shares in subsequent private placements or public offerings to raise capital for the Company.

Consequences of a Failure to Authorize Additional Shares

         If the proposed Amendment is not adopted, there will be insufficient shares authorized to allow conversion of outstanding convertible promissory notes, warrants and options. Neither the Series B Preferred Stock nor the Nona Option nor the convertible notes issued to the NPC shareholders may be exercised until there are sufficient common shares authorized to permit such conversion or exercise. If additional common shares are not authorized, the NPC shareholders will demand to rescind the NPC acquisition and Joseph Monterosso will resign as President.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

         The funding of NPC and the Company entering into its proposed new line of business is wholly dependent upon amending the Articles of Incorporation to authorize sufficient shares to permit:

         1)       Conversion of the Series B Preferred shares into common stock.

         2)       The   issuance   of   1,000,000   common  shares  to  the  NPC
                  shareholders.

         3) The conversion of the Convertible Promissory Notes issued to the NPC shareholders into common stock.

         The Board of Directors believes that if the proposed amendment is not adopted, the Company will be significantly hampered in its ability to generate revenues, raise capital, increase the value of shareholder's equity, and will be unable to commence operations in the lottery pool business.

Common Stock

         The Company is authorized to issue 30,000,000 shares of Common Stock of $.01 par value. Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. All shares of Common Stock when issued, including shares issuable upon exercise of Warrants and upon conversion of the 14% Preferred Stock and Series B Preferred Stock, will be validly issued, fully paid, and non-assessable. There are no preemptive rights with respect to additional issuances of Common Stock. The Certificate of Incorporation of the Company does not provide for cumulative voting at the election of directors.

         In the event of liquidation, dissolution, or winding-up of the Company, holders of the Common Stock will be entitled to receive on a pro-rata basis all assets of the Company remaining after satisfaction of all liabilities, including the liquidation preference of the holders of the Company's 14% Preferred Stock or any other series of preferred stock subsequently issued having a liquidation preference.

14% Cumulative Convertible Preferred Stock

         The 14% Cumulative Convertible $.01 par value Preferred Stock ("14% Preferred Stock") issued by the Company shall pay an annual dividend of $.14 or fourteen percent (14%) paid quarterly in arrears on March 31, June 30, September 30 and December 31, to the extent permitted by the General Corporation Law of the State of Delaware which permits the payment of dividends only out of the surplus or net earnings for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

         Dividends are cumulative; i.e., unpaid dividends, whether or not earned, accrue beyond the designated payment date. Dividends in arrears aggregated $ 134,425 and $116,575 at June 30, 1996 and September 30, 1995, respectively. Dividends may be declared and paid upon Common Stock in any fiscal year of the Company only if all accrued dividends upon all shares of 14% Preferred Stock have been paid. The 14% Preferred Stock shall have a liquidation preference of the original purchase price ($1.00 per share) plus unpaid dividends on each share of Preferred Stock. The balance of proceeds of a liquidation, if any, are to be paid to the Common Stockholders of the Company. A merger or reorganization or other transaction in which control is transferred will be treated similar to a liquidation.

         The 14% Preferred Stock is redeemable by the Company upon thirty days notice by the Company's Board of Directors at a redemption price of $1.00 per share plus an amount equal to all unpaid dividends thereon to the redemption date.

         Subject to certain provisions for adjustments, each share of 14% Preferred Stock is convertible at any time into one share of the Company's Common Stock. Each share of the 14% Preferred Stock votes on a 1:1 converted-to-Common Stock basis, and the holders of 14% Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of the Company's stockholders. The conversion ratio of the 14% Preferred Stock to Common Stock will be proportionally adjusted in the event

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3
of certain events granting rights of prescription to all common stockholders. Proportional adjustments for stock splits and stock dividends will be made.


Acquisition of Casino Management of America, Inc.

         On January 13, 1994, the Company entered into a Stock Purchase and Business Combination Agreement (the "Stock Purchase Agreement") with Nona Morelli's II, Inc. ("Nona") and Casino Management of America, Inc. ("CMA"). The Stock Purchase Agreement provided for the transfer of all of the stock of CMA, which was a wholly owned subsidiary of Nona, to the Company in exchange for certain shares of common stock, preferred stock, warrants, and options issued to Nona by the Company. The Stock Purchase Agreement closed on March 30, 1994 (the "Closing Date"), pursuant to the terms of a Closing Agreement executed by Nona, CMA, and the Company. Under Delaware law stockholder approval of the transaction was not required since the transaction did not involve a merger or sale of all or substantially all the assets of the Company. The Company foresees no possible future adverse consequences given that the transaction was closed in accordance with Delaware law. Any future claims have already been barred by the one year statute of limitations contained in 15.U.S.C. 77m. At the Closing, Nona transferred to the Company 7,500,000 shares of common stock in CMA, comprising 100% of the stock issued and outstanding of CMA, and the Company issued to Nona
1) 2,000,000 shares of common stock; 2) 250,000 shares of Series B Convertible Preferred Stock; 3) 6,000,000 New Class D common stock purchase warrants; and 4) an option to purchase up to 6,160,000 shares of common stock more particularly described as follows:

         Series B Preferred Stock

         The 250,000 shares of Series B Preferred are convertible at the rate of seventy-eight (78) shares of common stock for each share of Series B Preferred, or a total of 19,500,000 shares of common stock if all of the shares of Series B are converted. The Series B Preferred Stock has no redemption rights and is not entitled to any dividends. It has a liquidation value of $2 per share in preference to any payment on common stock, subject only to rights of the holders of the 14% Preferred Stock. Each share is entitled to seventy-eight (78) votes and shall be convertible into seventy-eight (78) fully paid and non-assessable shares of common stock. Nona's stock holdings in the Company presently consist of the 250,000 Series B Preferred shares which represent 39.39% of the outstanding voting securities of the Company. Nona has granted an option to Joseph Monterosso to acquire the 250,000 shares of Series B Preferred Stock at an exercise price of $13.00 per share. If Mr. Monterosso exercises such option, the majority of the funds received by Nona will be used to acquire CMA from the Company as more fully set forth in Proposal 2 below.

Nona Option

         This Option was granted to Nona to enable Nona to purchase any of the shares underlying the New Class A, B and C Warrants that are not exercised by the Warrant holders. The total number of shares that can be purchased upon exercise of the option is equal to the number of shares of common stock subject to New Class A, New Class B and New Class C warrants outstanding on March 30, 1994 that eventually expire unexercised. In other words the option was designed to enable Nona to purchase any of the common shares underlying the New Class A, B and C Warrants that are not purchased by the Warrant holders. The right to exercise the Nona Option will continue for a period of 180 days after the last expiration date of the New Class A, B and C Warrants. The Nona Option is non-transferable. Nona does not presently hold any of the New Class A, B or C Warrants, nor is it currently entitled to exercise its Option. The Nona Option for the purchase of up to 6,160,000 shares of common stock is nontransferable and exercisable at $.01 per share.

         New Class D Warrants

         Each New Class D Warrant is exercisable at $1.00 per warrant and will entitle the holder to receive upon exercise two (2) shares of common stock, or a total of 12,000,000 shares if all of the New Class D Warrants are exercised. The New Class D Warrants expire on March 30, 2004. To date none of the New Class D

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

Warrants have been exercised and Nona has been the holder of the New Class D Warrants since March 30, 1994. The New Class D Warrants have anti-dilution protection so the common shares purchasable upon exercise of the Warrants shall not be subject to dilution or reduction by any reverse split.

Events Subsequent To March, 1994

         Between March 30, 1994 and the present, additional common shares of stock in the Company were issued bringing the total number of shares of outstanding common stock to 30,000,000 as of the date of this Proxy Statement.

Acquisition of National Pools Corporation

On June 13, 1996 Nona Morelli's II, Inc.  ("Nona"),  the  controlling  parent of
NuOasis, granted an option to Joseph Monterosso, the President and Chief Executive Officer of NPC ("Monterosso"), to acquire 250,000 Series B Preferred Shares (the "Series B Shares") owned by Nona. Such option is exercisable at a price of $13.00 per share. Monterosso has subsequently conditionally assigned his rights under the option as to 79,361 Series B Shares to certain shareholders of NPC and other investors, leaving him with rights under the option to purchase 170,639 Series B Shares.

On December 19, 1996 the Company entered into a Stock Purchase Agreements with each of the shareholders of NPC pursuant to which the Company agreed to issue a series of Secured Promissory Notes (the "Notes") in the aggregate amount of $1,200,000 and 1,000,000 shares of its common stock to the NPC shareholders in exchange for all of the issued and outstanding shares of capital stock of NPC. The business and history of NPC are summarized below. The Notes are convertible into a total of 241,900,000 shares of NuOasis' common stock contingent upon NPC's operations achieving certain financial goals over the next several fiscal years. The Notes are non-recourse to NuOasis and secured by the assets of NPC, bear interest at 8% per annum, and are due and payable on May 31, 1999. Under the terms of the Notes, for every $250,000 of net annual operating income achieved by NPC, $7,500 in principal amount of the Notes may be converted into 1,511,875 shares of restricted NuOasis common stock. As part of this acquisition, Nona and NuOasis agreed to a debt assumption agreement whereby all NuOasis accounts payable debt in excess of $20,000 on December 24, 1996 is assumed by Nona except for amounts owed to NuVen Advisors, Inc., an affiliate and Fred G. Luke, Chairman and Former President, which are to be converted into shares of NuOasis common stock based upon the prevailing market price on the date of the NuOasis Shareholder's Meeting.

         The audited financial statements of NPC are included in the body of the attached Form 8-K/A. Such audit reports explain that NPC's financial statements have been prepared assuming that NPC will continue as a going concern and that such statements do not include any adjustments that may result in the event it is unable to do so. The audited financial statements of NPC also reflect that it has incurred operating losses of $2,401,992 from its inception and had negative working capital of $1,581,827, as of December 31, 1995. Unaudited financial statements of NPC for the quarter ended September 30, 1996 are also included in the body of the attached Form 8-K/A.

         Subject to the exercise of the Option and the sale by Nona of the Series B Shares, NuOasis has agreed to fund NPC's future operations. Exercise of the Option is contingent upon the approval of an amendment to the NuOasis Certificate of Incorporation allowing for its authorized capital stock to be increased to have sufficient shares of its common stock available for conversion of the Notes. Upon such Amendment to the NuOasis Certificate of Incorporation, and the acquisition of the Series B Shares, there will be a change of control of NuOasis. If the NuOasis shareholders do not approve such Amendment to the Certificate of Incorporation it is unlikely that the Series B Shares will be acquired pursuant to the Option and, in this event, NPC may not have sufficient working capital to "roll out" the Hit-Lotto program on a commercial basis, and there will not be a change of control of NuOasis. The Company estimates the minimum dollar amount necessary to roll out the Hit-Lotto project on a commercial basis is $1,235,000; however, full implementation on a more rapid scale would require $3,000,000. The Transaction is divided into three phases and summarized as follows:

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

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Phase I :         Acquisition of NPC, which closed on December 24, 1996

Phase II:         Exercise of 95,000 Series B Shares

                  Holders of the Option exercise the option to purchase 95,000 Series B Shares, at $13.00 per share, by payment to Nona of $1,235,000. The 95,000 Series B Shares so acquired may then immediately be converted into 7,410,000 shares of restricted NuOasis common stock at the election of the holders.

                  Subject to the exercise of the Option as to the 95,000 Series B Shares, NuOasis has agreed to sell its wholly-owned subsidiary, CMA, to Nona for $1,235,000. Upon the sale of CMA, NuOasis intends to contribute most if not all of the proceeds of the sale of CMA to NPC, its wholly owned subsidiary, for working capital.

Phase III:        Exercise of 155,000 Series B Shares

                  Following the initial exercise of 95,000 Series B Shares, if such exercise occurs, there will be remaining 155,000 Series B Shares available under the Option. If exercised, the 155,000 Series B Shares could immediately be converted into 12,090,000 common shares. The exercise and sale of such remaining Series B Shares will result in an additional $2,015,000 in proceeds to Nona which Nona intends to utilize to satisfy any intercompany payables owed to NuOasis of up to $1,765,000 as of the date Phase III occurs. No amounts are owed by Nona to NuOasis as of September 30, 1996 assuming Phase II occurs, therefore, the entire $1,765,000 is assumed to be consideration for a release from NuOasis to Nona and accordingly reflected as such in the pro forma financial statements (see Note 4 to the pro forma financial statements in Form 8-K/A attached hereto).

Although this Proposal permits a transfer of control to NPC's shareholders for an entity with no revenues or profitable operations, the Board of Directors believes the acquisition of NPC is in the best interest of the Company due to the revenues expected from the implementation of the NPC's business plan and its Hit LottoTM project. Moreover, the issuance of 241,900,000 shares is dependent upon the achievement of net operating income levels over a number of years. See "Dilution to Existing Shareholders" above.

The Business and History of NPC

         National Pools Corporation ("NPC") is a California corporation doing business at 550 15th Street, San Francisco, California 94103. Since inception NPC has been developing a system to facilitate participation in group play in state lotteries in the United States and the lotteries of foreign countries. The program developed by NPC was named "HIT-LOTTO". The HIT-LOTTOTM program uses debit cards, telecommunications, Internet Website, and proprietary computer software to organize and market lottery pools for lottery players who participate in various state lotteries. This program provides players of the various Lotteries the opportunity to increase their chances of winning by 100 times by randomly pooling with 99 other players. Since inception NPC's operations have been devoted primarily to the formulation and design of the telecommunication and computer technology to support the HIT-LOTTO program.

         National Pools Corporation plans to offer its proprietary HIT-LOTTOTM service to the public through the sale of a prepaid card, the "HIT-LOTTOTM" Value Card. The HIT-LOTTOTM Value Card will be sold at approved outlets and Lottery retailers for $ 10 and $20 each. Each card will hold four or eight respective plays. Through a network of retailers, NPC will distribute the HIT-LOTTOTM Value Card enabling participation in the program. To join a pool, callers will simply call 1-800-HIT-LOTTOTM, enter their HIT- LOTTOTM card number and PIN, and be automatically entered into the open pool. National Pools

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

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Corporation will administer the pools and purchase 100 Lottery tickets on behalf of the pool members. Pools will be composed of players present in the state issuing lottery tickets to be purchased by the pools; for example, players in Idaho would enter pools by purchasing tickets issued by the Idaho Lottery. Pools of players will be automatically formed by voice response computers after callers enter their HIT-LOTTOTM Value Card number and password. Pool play is allowed only after the card number, password and account balance have been validated. Each pool consists of one hundred $1.00 Lottery tickets, and each pool is completed after receipt of 100 successful HIT-LOTTOTM telephone calls. Each call equates to one pool position and pools are formed for the next available Super Lotto jackpot.

         NPC will act as an agent of the players (callers) by coordinating the formation of groups or pools of purchasers of Lottery tickets. NPC charges each member of the pools formed a fee ($2.50 per play) for NPC's service of coordinating the pool and purchasing the associated tickets on behalf of the pool members from an authorized Lottery retailer.

         Once a pool has 100 members it is closed, the computer starts a new pool, and NPC purchases the 100 lottery tickets on behalf of the just closed pool. Tickets will be Lottery generated "Quick Pick" and are always purchased in sequence (to avoid any manipulation of tickets). The pool will then be associated with the corresponding 100 tickets. The first and last sequence numbers will be entered into NPC's database to ensure the integrity of the pool. Further, all tickets will be endorsed and stamped with the company name, the pool number, date and time. The physical tickets will be bound to a pool draw card and deposited in a safe until the winning numbers are announced and verified by the Lottery. The winnings will be automatically announced to the player the next time he or she plays HIT-LOTTOTM . Winning pools will also be announced in daily newspapers and on radio and T.V. When a player has depleted the value of the HIT- LOTTOTM Value Card, it can then be easily "recharged" via a credit card; the card balance can also be transferred to a new HIT-LOTTOTM Value Card. Hit-Lotto players will be able to cash out their winnings at any time.

         Pool winnings between $5 and $599 are automatically credited to the player's HIT-LOTTOTM Value Card one business day after the lottery draw. NPC will process winning tickets and claims prize winnings with the Lottery on behalf of pool members. When pool winnings are over $600, NPC will provide the names of the individual pool members to the Lottery by filling out the State Lottery Multiple Ownership Claim form. In general a State Lottery will pay winnings in amounts between $600 and $1 million in a one time payment directly to pool members in accordance with established policies and procedures for Group Play. Prize amounts of $1 million will generally be paid by the State Lottery directly to winners over a 20 year period by the Lottery.

         NPC provides its HIT-LOTTOTM Value Card with a valuable second feature, long distance calling service. The HIT-LOTTOTM Value Card can be used to make long distance calls from any touch tone telephone in the U.S. to anywhere around the world. At the end of a long distance call, NPC will debit the HIT-LOTTOTM Value Card.

         NPC's objective is to attract 1.5% of the more than $2.5 billion average monthly lottery tickets purchased in the U.S. to become members of an NPC administered HIT-LOTTOTM pool through the convenience of the telephone and the "HIT-LOTTOTM Value Card."

         NPC intends to introduce its Hit-LottoTM program in selected states after additional review of the potential markets, the regulatory environment in those states and similar factors. At the present time, NPC believes that the Hit-LottoTM concept should be introduced in one or more smaller markets and only introduced into larger markets, such as California, (where the initial test of the Hit-LottoTM took place) after the concept is successfully proven in smaller markets. Arizona and Illinois are states presently under consideration. The precise legal and regulatory approvals required depend on the law of the state involved. NPC has retained the law firm of Bagatelos & Fadem and the lottery consulting division of KMPG Peat Marwick to do legal research for and advise NPC concerning the law and regulatory climate in several states with lotteries. NPC will need to retain counsel to review local law, determine what, if any, regulatory approval is necessary and obtain it. Consultations with lottery officials will be undertaken to structure the program in each particular state to either make obtaining regulatory approval likely as possible or to eliminate

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3
the need for such approval by securing the consent to the program by regulators in a form not needing formal approval. Preliminary research and discussions with regulators in several states suggest that such informal approval or cooperation is likely, but NPC does not yet know the precise regulatory and legal approvals that must be obtained before it can begin operations in the states where it intends to do business.

         NPC has obtained three opinions on the legality of its Hit-LottoTM program under the California Lottery Law from the law firm of Adkins, Rothman & Morris, the most recent in 1994. The 1994 opinion of Adkins, Rothman & Morris concluded that the intended business operations of NPC would not violate any criminal or statutory prohibition of the State of California, including the California State Lottery Act of 1984, as amended, or any regulation of any agency, municipality or subdivision of the State of California. NPC does not now intend to introduce its Hit-LottoTM program into California until it has proven successful in a smaller market and this opinion cannot be relied upon in other states.

         In the fall of 1994, after securing second round private debt financing, NPC tested the Hit-LottoTM program in San Diego, California. In addition to establishing telephone lines in which players could call to enter pools, a publicity and advertising campaign was launched in San Diego, as was an attempt to secure retail outlets for the Hit-LottoTM cards. NPC was able to successfully obtain publicity and place advertisements for its program in local media. Mailing to 1,200 convenience store operators, taverns and other possible retail outlets yielded a 3% positive response, i.e., the merchant agreed to become a Hit-LottoTN retail outlet. Follow-up calls to these merchants (approximately 30 to 50 per day) resulted in a 50% favorable response from these called. One hundred pools were formed on the 1-900-Hit-LottoTM number which was in operation for only a few days. The 1-800-Hit-LottoTM number, which was not advertised or even able to form pools, received 1,000 calls per hour during the few days the line was open. NPC assumes interested parties called this number rather than the 1-900-Hit-Lotto number to save money. While calls were answered automatically, callers could not enter pools.

         Due to problems in funding the program, the experiment was limited to several weeks of publicity and advertising and one week of operation. NPC's management deemed the results successful in that the Hit- LottoTM program attracted media interest, retail vendors of Hit-LottoTM cards proved receptive and, in the relatively limited time phone lines were open, customers appeared willing to play lottery games under the Hit- LottoTM program in numbers sufficient to generate the minimum projected revenues in the NPC business plan.

         After the premature end of the marketing test of the Hit-LottoTM program, NPC ceased publicity efforts and efforts to operate the program on a retail basis. Limited development of necessary software and other technical systems continued for several months. Lack of funds required further cut backs and reductions in operations. By early 1995, NPC had one full time employee, Joseph Monterosso, who concentrated his efforts on raising capital and maintaining contacts with vendors and other providers of goods and services to NPC. Nominal amounts of capital were raised from NPC shareholders, both by short term loans, which have since been converted into equity, and some additional stock purchases by NPC shareholders to allow NPC to operate.

         While NPC's management is confident about the viability of the HIT-LOTTOTM program and the Company's management believes that acquiring NPC and assisting in the funding of the launch of its HIT- LOTTOTM program represents an excellent opportunity for the Company, the ultimate market acceptance of the HIT-LOTTOTM program cannot be guaranteed. Likewise, there can be no guarantee that NPC as a subsidiary of the Company, will be able to acquire all of the necessary regulatory approvals, enter into all the necessary service and other contracts or otherwise accomplish all tasks needed to launch and to operate the HIT-LOTTOTM program.

NPC's Capital Resources and Liquidity

         NPC has incurred recurring net losses and negative cash flows from operating activities since its inception in 1993. As of December 31, 1996, NPC had cash in the amount of $1,342 and negative working capital of $2,082,038 as of December 31, 1996. As of December 31, 1996 NPC had no current material commitments for capital expenditures.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

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



         Due to the lack of revenues NPC had minimal cash as of December 31, 1996 to finance future operations. Considering NPC's operating losses and negative cash flows from operating activities, management cannot assure that such limited resources will be sufficient to sustain NPC. NPC has received financial support from its shareholders and is dependent upon them for such future working capital. Such conditions raise substantial doubt about NPC's ability to continue as a going concern.

         As disclosed elsewhere herein, the pending transactions with NuOasis and Nona Morelli's II, Inc. are anticipated to improve NPC's negative working capital and to provide cash flow up to $3 million which is intended to be utilized to implement NPC's business plan and the Hit-LottoTM Project.

Cash Flows

         Cash used in operating activities decreased $16,129 in fiscal 1996 from 1995. This was primarily attributable to additional accruals of operating expenses in 1996. Cash used in investing activities decreased $1,275 in fiscal 1996 from 1995. This was primarily attributable to having no purchases or disposals of fixed assets in 1996 as there were in 1995.

         Cash provided by financing activities decreased $40,743 in fiscal 1996 from 1995. This was primarily attributable to having no stock issuances in 1996 as there were in 1995, and having approximately $53,598 fewer proceeds received from stockholder loans in 1996 from 1995.

         As discussed above, a net decrease in cash of $11,297 during fiscal 1996 from 1995 resulted primarily from a combination of a $16,129 decrease in cash used in operating activities, a $1,275 decrease in cash used in investing activities, and a $40,743 decrease in cash provided by financing activities.

NPC's Results of Operations

Comparison of   the Year Ended December 31, 1996  to the year ended December 31,
1995

         NPC has not had any revenues during the twelve months ended December 31, 1996 or December 31, 1995.

         Operating expenses totaled $397,448 for the year ended December 31, 1996, and decreased $39,438 from the prior corresponding period due principally to a reduction in salaries. R&D expenses totaled $58,712 for the year ended December 31, 1996, and decreased $165,479 from the prior corresponding period. The decrease in R&D expense in 1996 compared with 1995 was due principally to a decreased need to incur R&D expense as the project development neared completion. Total interest expense decreased to $126,719 in fiscal 1996 compared to $257,495 in fiscal 1995. The decrease in interest expense in 1996 compared to 1995 was due principally to the $762,877 conversion of shareholder loans to common stock at December 31, 1995.

         NPC's total operating loss for fiscal 1996 was $582,879 as compared to an operating loss of $661,077 for fiscal 1995, resulting in an operating loss decrease of $78,198. The decrease was primarily attributable to the reduction of salaries and R & D as discussed above.

         NPC's loss on disposal of assets and gain on extinguishment of debt in the amount of $0 and $0, respectively, for fiscal 1996, decreased from $17,212 and $384,800, respectively, for fiscal 1995. There were no disposal of assets or debt conversion in fiscal 1996 as there were in 1995.

         As discussed above, due to the debt conversion in fiscal 1996, related interest expense for fiscal 1996 compared to fiscal 1995 decreased by $127,477 in 1996 from 1995.

Comparison  of  the  Year ended December 31, 1995 to the Year ended December 31,
1994

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

         NPC has not had any revenues during the twelve months ended December 31, 1995 or December 31, 1994.

         Operating expenses totaled $436,886 for the year ended December 31, 1995, which were approximately the same level as the prior corresponding period. Research and development (R&D) spending totaled $224,191 for the year ended December 31, 1995, and decreased $617,828 from the prior corresponding period. The decrease in R&D in 1995 compared to 1994 was due principally to a decreased need to incur R&D expense as the testing of the systems using the proprietary software neared completion. Total interest expense decreased to $257,495 in fiscal 1995 compared to $180,455 in fiscal 1994. The increase in interest expense in 1995 compared to 1994 was due to additional borrowings in 1995 required to finance operations and R&D.

         NPC's total operating loss for fiscal 1995 was $661,077 as compared to an operating loss of $1,279,797 for fiscal 1994 resulting in an operating loss decrease of $618,720. The decrease was primarily attributable to the increase in R&D as discussed above.

         NPC's loss on disposal of assets and gain on extinguishment of debt were $17,212 and $384,860, respectively, for fiscal 1995. Loss on disposal of assets and gain on extinguishment of debt was $40,373 and $67,934, respectively, for fiscal 1994.The decrease in loss of disposal of assets was primarily attributable to different assets being disposed of in 1994 than in 1995, and, the increase in gain on extinguishment of debt is attributable to a greater amount of debt being converted in 1995 than 1994.

Changes to Certificate of Incorporation

         The Company currently has insufficient authorized shares to provide for conversion of all outstanding convertible securities and exercise of all outstanding warrants and options described above. The Board of Directors is proposing to amend the Certificate of Incorporation by replacing, in Article Fourth, the number "30,000,000" with the number "333,000,000" so that Article Fourth shall read as follows:

         "FOURTH: The Corporation shall be authorized to issue 333,000,000 shares of common stock of the par value of $.01 and 1,000,000 shares of preferred stock without par value. Further, the Board of Directors of this Corporation, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes of stock or one or more series of stock within any class thereof (including the $.01 par value common stock described in this Article FOURTH), any or all of which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences or relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors; and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series."

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING IS NECESSARY TO PASS THIS PROPOSAL. IF ALL OF THE COMMON SHAREHOLDERS ATTEND THE MEETING OR ARE REPRESENTED BY PROXY AT THE MEETING, THE AFFIRMATIVE VOTE OF 15,000,001 COMMON SHARES WOULD BE REQUIRED TO PASS THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

PROPOSAL NO.  2:  SALE OF CMA

     The funding of NPC via the conversion of the Series B Preferred Stock contemplates the sale of CMA by the Company to Nona Morelli's II, Inc. for $1,235, 000 in cash. The sale of CMA is conditioned upon amendment of the Certificate of Incorporation and the approval of Proposal 1 above. A vote against this Proposal 2 will not have the effect of a vote against Proposal 1. CMA has a net asset book value of $1,143,415 as of September 30, 1996. The assets of CMA primarily consist of art work having a book value of $0, intercompany receivables from Nona Morelli's II, Inc. having a book value of approximately $1.4 million and prepaid media issued by American Independent Network having a book value of $0. The funds received by Nona Morrelli's II, Inc. from its sale of the Series B Preferred Stock in the Company will be used to pay the $1,235,000 CMA purchase price to the Company. On a proforma basis the impact of the sale of CMA on the Company's balance sheet is set forth in the Form 8-K/A attached hereto. The Board of Directors urges shareholders to vote in favor of the sale of CMA. The sale of CMA is conditioned upon the Amendment of the Certificate of Incorporation but a vote against this proposal will not have the effect of a vote against Proposal 1.

     THE BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE IN FAVOR OF THE SALE OF CMA. THE SALE OF CMA IS CONDITIONED UPON THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION BUT A VOTE AGAINST THIS PROPOSAL WILL NOT HAVE THE EFFECT OF A VOTE AGAINST PROPOSAL 1.

PROPOSAL NO.  3:  AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE
                  THE NAME OF THE COMPANY

     The Board has approved and adopted a resolution and, upon receipt of shareholder approval, to change the name of the Company by way of an Amendment to its Certificate of Incorporation filed in Delaware whereby the name of the Company will be changed to "Group V Corporation." The Board of Directors is proposing to amend the Certificate of Incorporation by replacing, in Article First, the name NuOasis Gaming, Inc. with the name Group V Corporation so that Article First shall read as follows:

     "FIRST: The name of the Corporation is Group V Corporation." The Board of Directors recommends that Stockholders vote for the Proposed Amendment to the Certificate of Incorporation. The affirmative vote of a majority of the voting securities present in person or represented by proxy at the meeting is necessary to pass this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING SECURITIES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING IS NECESSARY TO PASS THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

PROPOSAL NO.  4:  ELECTION OF DIRECTORS

     A Board of Directors of five members is to be elected at the Annual Meeting. The persons authorized by the enclosed form of proxy will vote each proxy received by them for the election of the five nominees named below unless contrary instructions are given. The term of office for all Directors will commence on election and such persons will serve as Directors until their successors are elected and qualified at the next Annual Meeting of shareholders in 1998. Two of the nominees named below, Fred G. Luke and Joseph Monterosso, are incumbent Directors. Each nominee has consented to be named in this Proxy Statement and to serve if elected.

     Except as set forth above, it is not expected that the nominees will become unable to serve as a Director prior to the Annual Meeting. In the event that any of the nominees for Director should, before the Annual Meeting, become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors. The accompanying form of Proxy contains a discretionary grant of authority with respect to this matter. If the above nominees are not elected, shareholders would have to elect other persons as Directors.
     The following biographical information is furnished with respect to the five nominees for election at the Annual Meeting:

                                   Position(s) Held
Name of Nominee          Age       in the Company               Director Since
------------------       ---       ----------------------      -----------------

Fred G. Luke             49        Treasurer and Director      April 1994
Royse Warren             56        None                        Not Applicable

Joseph Monterosso        49        President and Director      November 25, 1996

Paula Amanda             46        None                        Not Applicable

Leland E.  Rees          47        None                        Not Applicable


Fred G. Luke, age 49. Mr. Fred Luke has been a Director, Chairman and President of the Company since March 30, 1994. Mr. Luke has over twenty-five (25) years of experience in domestic and international financing and the management of private and publicly held companies. Since 1982, Mr. Luke has provided consulting services and has served, for brief periods lasting usually not more than six months, as Chief Executive Officer and/or Chairman of the Board of various publicly held and privately held companies in conjunction with such financial and corporate restructuring services. In addition to his position with the Registrant, Mr. Luke currently serves as Chairman and Chief Executive Officer of the Company's Parent Company, Nona, (since July 1993) as well as Chairman and
President of NuVen Advisors, Inc., ("NuVen Advisors") formerly New World Capital, Inc. ("New World"), President and Director of The Toen Group, Inc. ("Toen"), since President of Hart Industries, Inc. ("Hart"), (since August
1993)Chairman and President of Diversified Land & Exploration Co. ("DL&E"). DL&E is a former publicly traded independent natural resource development company engaged in domestic oil and gas exploration, development and production. Prior to 1995, DL&E was a 90% owned subsidiary of Basic Natural Resources, Inc. ("BNR"). From 1991 through 1994 Mr. Luke served as the President and a Director of BNR. BNR is presently inactive. Hart and DL&E were formerly in the environmental services and natural gas processing business, respectively. Both Hart and Toen are public companies which were formerly traded on Nasdaq or the OTC Bulletin Board. Neither Hart nor Toen have ongoing operations. Nona is a publicly traded (OTC: Bulletin Board) diversified holding company with overseas gaming and domestic pasta production subsidiaries, in addition to NuOasis Gaming. NuVen Advisors provides managerial, acquisition and administrative services to public and private companies including Nona, NuOasis Gaming, Hart and Toen. NuVen Advisors, which is controlled by Fred G. Luke, as Trustee of the Luke Family Trust, is an affiliate of both Nona and NuOasis Gaming. NuVen Advisors is a stockholder of Hart, DL&E and Nona, and provides management, general and administrative services, and merger and acquisition services to Hart, DL&E and Nona pursuant to independent Advisory and Management Agreements. Mr. Luke also served from 1973 through 1985 as President of American Energy

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

Corporation, a privately held oil and gas company involved in the operation of domestic oil and gas properties. From 1970 through 1985 Mr. Luke served as an officer and Director of Eurasia, Inc., a private equipment leasing company specializing in oil and gas industry equipment. Mr. Luke received a Bachelor of Arts Degree in Mathematics from California State University, San Jose in 1969.

Royse Warren, age 56. Mr. Royse Warren is a consultant to the Cheyenne Casino & Hotel in Las Vegas, Nevada. Mr. Warren has been a consultant to the Cheyenne Casino & Hotel since November 1995. Since August 1, 1985, Mr. Warren has served as President of The Cattle Baron Inc. whose projects include a restaurant and casino hotel project in Henderson, Nevada. Mr. Warren has more than 25 years experience in gaming personnel recruitment.

Joseph Monterosso, age 49. Mr. Monterosso has used his entrepreneurial skills to launch a variety of companies over the past 25 years, culminating with National Pools Corporation in 1992. Monterosso embarked upon fulfilling his lifelong dream of producing his own automobile after attending the Geneva Auto Show in 1986. After raising over $45 million for funding, Monterosso founded LAFORZA AUTOMOBILES, INC., which produced a four-wheel drive sport utility vehicle for the luxury market and established a new mark in four-wheel drive sport vehicles. Monterosso conceived the concept of a new kind of Sports Utility Four Wheel Drive Vehicle when he discovered a unique Italian Sports Utility vehicle at the Geneva Auto Show in 1986. Monterosso negotiated the design, licensing and purchase of the body stamps and dies from the manufacturer and contracted Pininfarina in Turin to produce the automobile. Monterosso raised the capital through U.S. investors and European partners. Monterosso negotiated all vendor contracts in the U.S. and Italy; including the lengthy and delicate negotiations with Ford to supply the power train and warranty. Monterosso headed AutoItalia SpA, of Turin, the company that produced the automobile. Monterosso supervised the redesign of the automobile to meet U.S. DOT specifications and market expectations. Designing the interior and the wheels himself, Monterosso resided in Turin at this time, commuting monthly to his home in California, overseeing the production and delivery of the automobile to the U.S.

Upon production of the finished body, interior and chassis in Turin, the LaForza was flown to an after market assembler located in Detroit to receive the Ford engine, drive train and electronics. A final fit and finish was done and the LaForza was then delivered directly to the U.S. distributor, LaForza Automobiles Inc., of Hayward, CA. LaForza Automobiles was independent of the Italian production company, and was operated by a President and CPA. In late 1989 LaForza Automobiles Inc., caught in the market downturn and resulting capital crunch, could not finance their marketing operation and filed for bankruptcy protection and ceased doing business, eventually being liquidated. Monterosso tried to salvage the situation by seeking capital for the U.S. company, but was unsuccessful as he was given only weeks notice of the impending financial shortfall. Without a distribution network Monterosso closed down the production of the automobile, paid AutoItalia's creditors and shelved the designs for the next generation of the automobile that were in process and returned to California in Mid-1990.

AutoItalia produced 650 LaForza vehicles for the U.S. market, almost all are still on the road today and are a highly sought after collector's item, ironically selling for more today than their original price. In hindsight, Monterosso believes that the market timing could have been better and capitalization stronger, while the basic concept was sound. He believes that this is shown by the fact that the rounded, aerodynamic LaForza body style, four wheel-on-the-fly technology, elegant, luxurious yet Spartan design, has subsequently been copied by every sports utility manufacturer currently producing vehicles worldwide; and that the Sports Utility / Light Truck 4 x 4 market is now the strongest share of the U.S. auto market.

In June 1979, Monterosso was named Sales and Operating Vice President for Tony Ward, Inc., an importer of forklifts from Japan. Monterosso left Tony Ward, Inc. to found North American Forklift, Inc. in July 1980. While living in Australia from 1970 - 1979, Monterosso founded three successful firms including a company that manufactured custom wheels and imported accessories for off-road sport vehicles which was subsequently sold to Ford Motor Corporation in 1979.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

Leland E. Rees, age 47. In his role as Chairman of National Pools Corporation's Advisory Board, Leland E. Rees brings strong experience in government, public affairs and finance. He was most recently with Rees and Associates, Inc., a legislative advocacy and governmental affairs firm in Sacramento representing corporations, non-profit organizations and several associations. Rees remains an officer and director of Rees and Associates, Inc. which is wholly owned by he and his wife. Rees has a strong background in finance and banking, as well as both public and private accounting. He worked for five years in corporate banking helping to finance large mergers and was the lead lending officer as well as training officer for both credit analysis and corporate finance. He was invited by the government of the Philippine Islands to instruct a two- week seminar on "Financing Cooperatives" where he spoke to an audience of 100 bankers, attorneys and accountants. Rees then spent 12 years with a Fortune 200 company negotiating large, complex, domestic and international, government and commercial contracts for missile systems and specialty chemicals. Rees joined that firm to start a specialty chemical company which grew to a $20 million/year firm and was merged into its parent. Rees is a founder and a major stockholder of Ventura County National Bank in Oxnard, California. He holds a bachelor's degree in Accounting from the University of Washington in Seattle, Washington and a master's degree in Finance from Governor's State University in Park Forest South, Illinois.

Paula Amanda, 46. Ms. Amanda has used her legal and managerial skills to manage and launch her own successful real estate development company 12 years ago. Most recently, for the last five years, Ms. Amanda has served as in house counsel for Southern Pacific Transportation Company specializing in environmental matters. Amanda has extensive experience in all business and environmental matters which has included critical management skills including: the ability to bring together diverse interests in a cooperative and effective manner to accomplish often difficult and complex tasks; experience in managing an $8 million per year environmental budget for the Southern Pacific law department and developing and implementing compliance with a myriad of state and federal laws and regulations. Her strengths lie in the conflict resolutions and communication arenas. Ms. Amanda graduated from UCLA in 1975 with a degree in South East Asian politics and is a member of Phi Beta Kappa. She received her law degree from the University of Santa Clara in 1979.

     Directors will be elected by a favorable vote of a plurality of the shares of voting stock present, entitled to vote, and actually voting, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-voters as to the election of Directors will not affect the election of the candidates receiving the plurality of votes. Properly executed, unrevoked proxies will be voted FOR election of the above-named nominees unless the stockholders indicate that the proxy shall not be voted for any one or all of the nominees.

Meetings of Board and Committees

     Based on records obtained by the new Board the former Board of Directors held twelve (12) meetings during the fiscal year ended September 30, 1993, and no director attended fewer than seventy-five percent (75%) of the aggregate of the total number of those meetings. During the fiscal year ended September 30, 1994, the former Board of Directors held three meetings. During the fiscal year ended September 30, 1995 the Board of Directors held one meeting. No director attended fewer than seventy-five percent (75%) of the aggregate of the total number of those meetings. During the fiscal years ended September 30, 1994, September 30, 1995 and June 30, 1996 the Board of Directors passed various resolutions by written consent without a meeting on multiple dates. No committee members were in place during the fiscal years ended September 30, 1994, September 30, 1995 or June 30, 1996 and therefore no committee meetings took place.

     The Board of Directors does not have an audit committee or a nominating committee. Nominees to the Board of Directors are selected by the entire Board of Directors.

     The former Board of Directors, on January 22, 1993 formed a Compensation Committee whose initial members were Richard H. Wessler and Gary L. Blum. The Compensation Committee formulates and reviews significant compensation policies and decisions and administers the Company's employee benefit plans and option plans.

     The Board of Directors, on January 22, 1993 formed an Executive Committee whose initial members were Douglas J. Phillips, Richard H. Wessler and Gary L. Blum. The Executive Committee has, and may exercise, all of the powers and authority of the Board of Directors and the management of the Company,

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3
except as limited by Section 141 of the Delaware General Corporation Law, the by-laws of the Company and by resolutions of the Board of Directors.

     On March 30, 1994, Douglas J. Phillips, Dennis Phillips and Richard H. Wessler resigned as Directors. Fred G. Luke and John D. Desbrow were appointed as Directors on March 30, 1994 to fill two vacancies on the Board. Gary L. Blum resigned as a Director on July 13, 1994. John D. Desbrow resigned as a Director on July 20, 1994. Kenneth R. O'Neal was appointed as a Director on October 24, 1994 and resigned as a Director on July 15, 1995. Fred G. Luke was the sole director of the Company from July 16, 1995 to November 25, 1996. Joseph Monterosso was appointed as a Director on November 25, 1996. Both Compensation Committee positions and all three Executive Committee positions are currently vacant.

Director or Executive Compensation

     There is no standard agreement for the compensation of directors. Directors do not receive a per diem fee for their attendance at meetings of the Board. Mr. Luke's Employment Agreement includes compensation for services rendered as Chairman of the Board of Directors. Members of the Board do not receive a monthly stipend.

     Steven H. Dong. Mr. Dong, a Certified Public Accountant, serves as Chief Financial Officer of the Registrant. Mr. Dong replaced Kenneth R. O'Neal who resigned as the Registrants' Chief Financial Officer and as a Director effective July 16, 1995. Prior to joining the Registrant, Mr. Dong worked with the international accounting firm of Coopers & Lybrand since 1988. As an Assurance Manager with Coopers & Lybrand, Mr. Dong's experience consisted of providing financial accounting and consulting services to privately and publicly held companies. In addition to his position with the Registrant, Mr. Dong currently serves as Chief Financial Officer of Nona, Hart and Toen. Mr. Dong received his Bachelor of Science degree in Accounting from Babson College in 1988 and is a member in good standing with the California Society of Certified Public Accountants and American Institute of Certified Public Accountants.

     John D. Desbrow. Mr. Desbrow has been Secretary of the Registrant since November 8, 1994 and was the Secretary from March 30, 1994 to July 20, 1994. Mr. Desbrow is also the Secretary of the Registrant's parent company, Nona. Mr. Desbrow is a member in good standing of the State Bar of California and has been since 1980. Prior to joining the Registrant, Mr. Desbrow was in the private practice of law. Mr. Desbrow received his Bachelor of Science degree in Business Administration from the University of Southern California in 1977, his Juris Doctorate from the University of Southern California Law Center in 1980, and his Master of Business Taxation degree from the University of Southern California Graduate School of Accounting in 1982. Mr. Desbrow has also been serving as a Director and Secretary of Hart since July 31, 1993. Mr. Desbrow has been a director of Toen since September 28, 1994.

(a)  Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Company's President and four most highly compensated executive officers other than the President.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3


                                              Annual Compensation                Long Term Compensation
                              ---------------------------------------------    ----------------------------------
                                                                                 Awards            Payouts
                                                                               ----------   ---------------------
                                                                               Restricted
Name and Principal              Fiscal                       Other Annual        Stock      Options       LTIP        All Other
Position                         Year    Salary($)   Bonus   Compensation($)   Award(s)$)   (#)        Payouts($)   Compensation
----------------------------- --------  ----------   -----   ---------------   ----------   ---------  ----------   ------------

Fred G. Luke                    1994    $27,000(1)       -                -             -           -           -              -
President(3-30-94 to 11-25-
96)and Director(3-30-94 to      1995    $59,000(1)       -                -             -   3,000,000           -              -
Present)
                                1996    $40,500(3)       -         $ 25,000             -           -           -              -
----------------------------- --------  -----------  -----   ---------------   ----------   ---------  ----------   ------------
John Desbrow                    1994    $18,000(2)       -                -             -           -           -              -
Secretary(4-94 to 7-94
and 11-94 to Present)           1995    $43,000(2)       -                -             -           -           -              -
Director (4-94 to 7-94)
                                1996    $43,750(3)       -                -             -     275,000           -              -
----------------------------- --------  -----------  -----   --------------- ------------   ---------  ----------   ------------
Steven H. Dong                  1994            -        -                -             -           -           -              -
Chief Financial Officer
(7-95 to Present)               1995    $ 5,000          -                -             -     275,000           -              -

                                1996    $15,000(3)       -                -             -           -           -              -


(1) Total compensation of $86,000 during fiscal 1995 was accrued and expensed for Fred G. Luke; however, no cash payments have been made. Approximately $27,000 of the $86,000 compensation represents compensation retroactive from April 1, 1994 to September 30, 1994, which is included in the table for fiscal year 1994. Mr. Luke's salary for fiscal year 1996 has been accrued and The Company owes Mr. Luke $126,500 as of June 30, 1996.

(2) Based on amounts billed to the Company by Mr. Desbrow. Mr. Desbrow billed $18,000 or $3,000 per month for the six months ended September 30, 1994 for his services as Secretary and $4,000 or $1,000 per month for his services as a Director from April, 1994 to July, 1994. Mr. Desbrow received 337,500 shares in January 1995, of which the proceeds from 225,000 shares were applied to amounts due for the 1994 fiscal year. Mr. Desbrow billed $18,000 or $3,000 per month for the first six months of fiscal 1995 and $25,000 or $4,167 per month for the second six months of fiscal 1995. 112,500 of the shares issued in January 1995 and 112,500 shares issued in March 1995 were applied to amounts due for fiscal year 1995. In June, 1995 Mr. Desbrow received 600,000 shares of which the proceeds from 225,000 shares were applied to the amounts due for fiscal year 1995. The remaining 375,000 shares have been applied towards services performed in fiscal 1996. No shares were issued during fiscal year 1996.

(3) Amounts for fiscal year 1996 represent the nine months ended June 30, 1996, whereas amounts for fiscal years 1995 and 1994 represent the years ended September 30, 1995 and 1994.

(4) Other Annual Compensation of $25,000 represent payments in excess of reimbursable expenses pursuant to Mr. Luke's Employment Agreement.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

(b)      Option and Long-Term Compensation Tables

         The following summary option table sets forth in summary form the aggregate options granted during each of the Company's last completed fiscal year ended June 30, 1996 by the Company's President and four most highly compensated executive officers other than the President.


                           Fiscal                    Percent of Total Options/    Exercise or
                           Year      Options/SAR's   SAR's Granted to Employees   Base Price    Expiration
          Name             Granted   (#)             In Fiscal Year               ($/Sh)        Date
-------------------------  -------   -------------   --------------------------   -----------   ----------

Fred G. Luke,              1995      3,000,000       53%                          $ 0.12        7/00
President and Director
NuVen Advisors Inc.(2)     1995      2,000,000       35.4%                        $ 0.10        3/97
Steven H. Dong, CFO        1995        275,000        4.8%                        $ 0.12        7/00
John D. Desbrow            1996        275,000       100%                         $ 0.12        7/00


                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

         The following summary option table sets forth in summary form the aggregate exercised options during fiscal year 1996 and the June 30 by the Company's President and four most highly compensation executive officers other than the President.


                                                                                           Value of Unexercised
                                                              Number of Unexercised            In-the-Money
                                                                Options/SAR's at             Options/SAR's at
                                                               Fiscal Year-End (#)           Fiscal Year-End ($)
                          Shares Acquired   Value          ----------------------------   -------------------------
        Name              on Exercise (#)   Realized ($)   Exercisable/Unexercisable(d)   Exercisable/Unexercisable
-----------------------   ---------------   ------------   ----------------------------   -------------------------

Fred G. Luke,             868,824             $104,258           481,176 Exercisable         $173,205 Exercisable
 President and                                                 1,650,000 Unexercisable       $594,000 Unexercisable
 Director(1)
NuVen Advisors, Inc.(2)         -                    -         2,000,000 Exercisable         $760,000 Exercisable
Steven H. Dong, CFO             -                    -           275,000 Exercisable          $99,000 Exercisable
John D. Desbrow,
Secretary                       -                    -           275,000 Exercisable          $99,000 Exercisable


(1) Options vest at a rate of 50,000 per month over a five year term ending March 31, 1999.

(2) The Luke Family Trust (the "Luke Trust") owns 93% of NuVen Advisors, formerly New World. Fred G. Luke, as Co-Trustee of the Luke Trust determines the voting of such shares and, as a result, may be deemed to control the Luke Trust.

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

Employment and Consulting Contracts

         In August 1995, the Company entered into an Employment Agreement with Fred G. Luke, the Company's Chairman and President. Mr. Luke has been serving as the Company's Chairman and President since approximately March 31, 1994. The terms of the Employment Agreement call for Mr. Luke to receive approximately $4,500 per month, retroactive to April 1, 1994, for five (5) years as a base salary; granted him an option to purchase 3,000,000 shares of the Company's common stock at an exercise price of $.12 per share; provides him with an annual bonus based upon a number of factors related to the Company's growth and performance which include (a) serving on the Company's Board of Directors and as its President; (b) providing advice concerning mergers and acquisitions; (c) corporate finance; (d) day to day management; (e) guidance with respect to general business decisions; (f) other duties commonly performed by the President of a publicly-held company; and requires the Company to purchase life insurance coverage, reimburse vehicle expenses, and provide other fringe benefits. Between March 31, 1994 and September 30, 1994, Mr. Luke received no cash payments for his services. In August 1995, the Company agreed to retroactively compensate Mr. Luke for past services in the amount of $27,000 for the period April 1, 1994 to September 30, 1994 and $59,000 for the period October 1, 1994 to September 30, 1995. No bonuses have been accrued, paid or are owed as of the date of this Report. The Company expensed $40,500 and $86,000 during fiscal 1996 and 1995, respectively, and had $126,500 due to Mr. Luke as of June 30, 1996.

         Effective April 1, 1994, the Company entered into a Consulting Agreement with John D. Desbrow for the engagement of Mr. Desbrow to perform legal services and to hold the office of Secretary, on behalf of the Company, for the period from April 1, 1994 to March 31, 1995. Between April 1, 1994 and September 30, 1994, Mr. Desbrow did not receive any funds or shares of common stock in the Company but in fiscal 1995, he did bill and eventually received from the sale of shares $3,000 per month for services rendered as Secretary from April 1, 1994 to September 30, 1994 all of which was expensed in fiscal year 1994. Additionally, the Company expensed $4,000 for services rendered by Mr. Desbrow as a Director from April 1994 to July 1994.

         Effective April 1, 1995, the Company and Mr. Desbrow renewed the Consulting Agreement through March 31, 1996. Under the renewed Consulting Agreement the Company contracted to pay Mr. Desbrow $50,000 for the renewal term payable in the Company's common stock. 1,050,000 shares were registered for issuance on Forms S-8 filed with the Securities and Exchange Commission during the 1995 fiscal year for payment of sums earned during fiscal years 1994 and 1995. Under the terms of the Consulting Agreement, Mr. Desbrow invoices the Company and applies the net proceeds received from the sale of stock to the invoiced amounts. For purposes of any "profit" computation under Section 16 (b), Mr. Desbrow and the Company have agreed the price paid for the shares is deemed to be the value of the services rendered, i.e. the annual rate under the consulting agreement as renewed. As of September 30, 1995, Mr. Desbrow held 600,000 shares which were to be utilized for current and future services incurred. Effective April 1, 1996, the Consulting Agreement was renewed through March 31, 1997 at an annual rate of $75,000 and granted him an option to purchase 275,000 shares of the Company's Common Stock at an exercise price of $0.12 per share. The Company expensed $43,750 and $43,000, during fiscal 1996 and 1995, respectively, and had $8,252 due from Mr. Desbrow as of June 30, 1996.

         In July 1995, the Company entered into a Consulting Agreement with Mr. Dong, pursuant to which Mr. Dong is to perform accounting services and to hold the office of Chief Financial Officer through June 30, 1996. Pursuant to the agreement the Company agreed to pay Mr. Dong $20,000 per annum in cash or in the Company's common stock, payable monthly in arrears, and granted him an option to purchase 275,000 shares of the Company's common stock at an exercise price of $.12 per share. Cash payments of $5,000 were made to Mr. Dong by the Company during fiscal 1995. No shares were issued to Mr. Dong during fiscal 1995 or 1996. During fiscal 1996, the Consulting Agreement was renewed for fiscal 1997 for an amount of $39,000 per annum. The Company expensed $15,000 and $5,000

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3
during fiscal 1996 and 1995, respectively, and had $15,000 due to Mr. Dong as of June 30, 1996.

Advisory Agreements With Affiliates

         The Luke Trust and Lawver Corporation own 93% and 7%, respectively, of NuVen Advisors. Fred G. Luke, as trustee of The Luke Trust, controls the Luke Trust, and Mr. Lawver is the majority shareholder of Lawver Corp. and thereby controls Lawver Corp. Mr. Lawver is President of Fantastic Foods International, Inc., a wholly-owned subsidiary of Nona.

         Effective April 1, 1994, the Company entered into an Advisory and Management Agreement with NuVen Advisors for the engagement of NuVen Advisors to perform administrative, human resource and merger/acquisition services consisting of (a) management of the use, purchase and disposition of the Company's assets including, by way of illustration, the evaluation of economic, statistical, financial and other data, and formulation and/or implementation of the Company's business plan; and (b) management of the Company's operations including, by way of illustration, the furnishing of routine supervisory, and administrative services and the supervision of administrative personnel including, by way of illustration, consultant recruiting and screening; and (c) preparation of the usual and customary reports required of a publicly-held company subject to the reporting requirements of the Securities Exchange Act of 1934; and (d) furnishing of office space, facilities and equipment for the Company's non-exclusive use. The Company has significantly reduced or eliminated completely its human resource and payroll obligations and requirements, but the Company continues to require the administrative, audit and consultant screenings, and merger/acquisition services. The Company anticipates continued reliance on the services provided under the Advisory and Management Agreement until such time it has, or its subsidiaries have, the need and sufficient cash flow to justify performing such services in-house. Pursuant to such Agreement, the Company agreed to pay NuVen Advisors $180,000 annually, payable monthly in $15,000 increments in arrears, and granted NuVen Advisors an option to purchase 2,000,000 shares of the Company's common stock exercisable at a price of $.10 per share. During fiscal year 1996, the Advisory and Management Agreement was renewed effective October 1, 1995, for $120,000 annually. The Company expensed $90,000 and $180,000, during fiscal years 1996 and 1995, respectively, and had $118,000 due to NuVen Advisors as of June 30, 1996.

         Effective April 1, 1994, CMA entered into an Advisory and Management Agreement with NuVen Advisors for the engagement of NuVen Advisors to perform administrative, human resource and merger/acquisition services consisting of (a) management of the use, purchase and disposition of CMA's assets including, by way of illustration, the evaluation of economic, statistical, financial and other data, and formulation and/or implementation of CMA's business plan; and
(b)  management  of CMA's  operations  including,  by way of  illustration,  the furnishing of routine supervisory and administrative services and the supervision of administrative personnel including, by way of illustration, consultant recruiting and screening; and (c) furnishing of office space, facilities and equipment for CMA's non-exclusive use. CMA has significantly reduced or eliminated completely its human resource and payroll obligations and requirements, but CMA continues to require the administrative, audit and consultant screenings, and merger/acquisition services. CMA anticipates continued reliance on the services provided under the Advisory and Management Agreement until such time it has, or its subsidiaries have, the need and sufficient cash flow to justify performing such services in-house. Pursuant to such Agreement CMA agreed to pay NuVen Advisors $120,000 annually, payable monthly in $10,000 increments in arrears, and granted NuVen Advisors an option to purchase up to five percent (5%) of CMA's common stock outstanding at the time of exercise, exercisable at a price per share equal to one hundred ten percent (110%) of the book value of such shares. During fiscal year 1996, the Advisory and Management Agreement was renewed for fiscal year 1997. CMA expensed $120,000 and $90,000 during fiscal years 1996 and 1995, respectively, and had $159,000 due to NuVen Advisors as of June 30, 1996. The option given to NuVen Advisors by CMA, if exercised, will (a) result in an infusion of working capital into CMA; and, (b) reduce the Company's ownership of CMA by five percent (5%),

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3
which   management   believes  will not have any material  adverse effect on the
Company's financial condition or investment in CMA.

During fiscal year 1994, the Company entered into an agreement with Structure America, Inc. ("SAI") to issue 1,000,000 shares for consulting services. Such services were rendered during fiscal 1995. During fiscal year 1996, the Company entered into another agreement with SAI to perform consulting services. Pursuant to such agreement, the Company agreed to issue 1,000,000 common shares of the Company to SAI and granted SAI an option to purchase 1,000,000 common shares of the Company, exercisable at $.12 per share. The agreement is fully contingent upon the final execution and closing of the purchase of National Pools Corporation. The Company expensed $75,000 and $54,000 during fiscal years 1996 and 1995, respectively and had approximately $40,000 due to SAI as of June 30, 1996.

Advances from Affiliate

         The Company has received financial support from Nona of approximately $155,000 during fiscal 1996, and is dependent upon Nona for future working capital. As of June 30, 1996, the Company had $238,118 due to Nona and classified as Due to Affiliates.

Compliance with Section 16(a) of the Securities Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and person who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or representations that no Forms 5 were required or filed, the Company believes that during the periods from October 1, 1995 through June 30, 1996, all
Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except Fred G. Luke in March 1996 filed a late Form 4 for the month of August 1995 reporting the acquisition in August 1995 of option rights to purchase up to 3,000,000 shares of the Company's common stock. In November 1996 Steven Dong filed Form 5 for the fiscal year ending June 30, 1996 reporting his acceptance of the office of Chief Financial Officer in July 1995 and his acquisition in July 1995 of an option to purchase 275,000 shares of the Company's common stock. In November 1996, John D. Desbrow filed an amended Form 4 for the month of April 1996 reporting the acquisition in April 1996 of an option to purchase 275,000 shares of the Company's common stock.

Independent Accountants

          Raimondo, Pettit & Glassman audited the financial statements for the Company for the fiscal years ended 1995 and 1996. A representative of Raimondo, Pettit & Glassman, P.C. is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions raised orally at the meeting. The Company has not established an Audit Committee.

         J.H. Cohn & Company acted as the independent auditors of the Company for the four fiscal years prior to 1994. During the fiscal years ended September 30, 1993 and 1992 and the interim period preceding the dismissal, there were no disagreements with JHC on any matter of accounting principles or practices,

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3
financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of JHC would have caused JHC to make reference to any such matter in their reports, nor were there any other reportable events. JHC's reports on the consolidated financial statements of the Company during the fiscal years ended September 30, 1993 and 1992 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles except as described below. JHC's report dated December 13, 1993 (the "1993 Report") on the consolidated financial statements of the Company as of September 30, 1993 and 1992 and for the years ended September 30, 1993, 1992 and 1991 and its report dated January 29, 1993 on the consolidated financial statements of the Company as of September 30, 1992, 1991 and 1990 were modified with respect to uncertainties related to litigation. The 1993 Report also included an explanatory paragraph with respect to the substantial doubt existing about the ability of the Company to continue as a going concern.

         Following the change in management discussed above, the new Board of Directors dismissed J.H. Cohn & Company effective March 31, 1994.

         C. Williams & Associates, P.C. ("C. Williams") acted as the independent accountants of the Company for the fiscal year 1994. The report of C. Williams with respect to the 1994 fiscal year financial statements included an explanatory paragraph with respect to the substantial doubt existing about the ability of the Company to continue as a going concern due to its recurring net losses, negative cash flows from operating activities since its inception, limited liquid resources, negative working capital and its primary operating subsidiary filing for protection under Chapter 11 of the U.S. Bankruptcy Code.

         During 1994 and to the date of dismissal there were no disagreements with C. Williams on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of C. Williams, would have caused C. Williams to make a reference to the subject matter of the disagreement in connection with its report. Following the change in Chief Financial Officer in July 1995 C. Williams was dismissed effective November 8, 1995. On January 29, 1996, the Texas State Board of Public Accountancy made a determination that the firm of C. Williams was not properly licensed to practice public accounting in Texas, retroactive back to March 2, 1995.

         The firm of C. Williams performed an audit of the Company's financial statements for the year ended September 30, 1994 and issued its report on that audit on February 5, 1995, which is prior to the revocation of Mr. Williams' license on March 2, 1995.

         Article 2 of Regulation S-X provides that, after March 2, 1995, the firm of C. Williams is not qualified to practice before the Commission. Shareholders continue to retain legal rights to sue and recover damages from C. Williams, for material misstatements or omissions, if any, in the financial statements.

         Should C. Williams dissolve under the laws of Texas, its state of incorporation, the rights of the shareholders to sue and recover damages from C. Williams and its directors, officers and shareholders would be determined by the laws of the State of Texas governing the dissolution of Texas professional corporations or possibly federal securities laws or the laws of the forum where such shareholders reside.

         The Report of Raimondo, Pettit & Glassman with respect to the 1995 and 1996 fiscal years financial statements included an explanatory paragraph with respect to the substantial doubt existing about the ability of the Company to continue as a going concern due to its recurring net losses, negative cash flows from operating activities since its inception, limited liquid resources, negative working capital and its primary operating subsidiary filing for protection under Chapter 7 of the Bankruptcy Code.

         No accounting firm has been selected or recommended to shareholders for the fiscal year 1997 because the Company expects to commence operations through its new wholly-owned subsidiary, National Pools Corporation, in a new line of

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3
business involving lottery pools and the Company anticipates retaining a Big-6 accounting firm with substantial experience in auditing businesses in the lottery industry. Such firm has not been identified given the uncertainties regarding the commencement of such operations and the need for funding to support such operations as explained in Proposal 1.

The Board of Directors of the Company unanimously recommends a vote FOR the election of each of the nominees listed above. Proxies solicited by the Board of Directors will be voted FOR the named nominees unless instructions are given to the contrary.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NAMED NOMINEES UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

PROPOSAL NO.  5:  OTHER BUSINESS

                  The Board of Directors knows of no matter to come before the stockholders meeting other than as specified in this Proxy Statement. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

Annual, Quarterly and Current Reports

         The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 accompanies this Proxy Statement. The Company's Form 8-K/A reporting the acquisition of National Pools Corporation and Quarterly Report on Form 10-QSB/A for the quarter ended December 31, 1996 are included as part of this Proxy Statement.

Shareholder Proposals

         Any stockholder proposal to be presented at the next Annual Meeting which is expected to be held in December 1997 must reviewed by the Company at its principal office at the address listed on page thereof no later than July 31, 1997.

         THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD.

                                        By Order of the Board of Directors,

                                        /s/  John D. Desbrow
                                             ----------------------------------
                                             JOHN D.  DESBROW, Secretary

Irvine, California
March 27,  1997

                                                     [NUOGAM\MIN:97ANSTM3.CLN]-3

                              NuOASIS GAMING, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 5, 1997

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE
                     INDICATED, THIS PROXY WILL BE VOTED FOR

                              PROPOSALS I THROUGH 5

         The undersigned hereby appoints Joseph Monterosso proxy to represent the undersigned, with full power of substitution, to vote all shares of NuOasis Gaming, Inc. (the "Company") held of record by the undersigned on April 25, 1997, at the Annual Meeting of Shareholders to be held on May 5, 1997 or any adjournment thereof, with all the powers the undersigned would possess if personally present, upon the matters noted and in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting or any adjournment thereof. The undersigned hereby revokes any proxies heretofore given in connection with the Annual Meeting and directs said persons to use this proxy to act or vote as set forth on the reverse hereof:

                                                             (change of address)

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                      (If you have  written in the above  space,
                           please mark thebox on the reverse side of this card.)

                                                                     SEE REVERSE
                                                                            SIDE



|X|  Please mark your notes                                                      SHARES IN YOUR NAME:
        as in this example                                                                           ----------

     PRINT NAME CERTIFICATE IS HELD UNDER:
                                          -------------------------------------
o  Change of Address

                                                                                 FOR    AGAINST  ABSTAIN

1.  Proposal to amend the Certificate of Incorporation to increase the number
    of authorized shares of $.01 par value Common Stock toThree Hundred Thirty     o       o        o
    Three Million.

2.  Proposal to sell Casino Management of America, Inc.                            o       o        o

3.  Proposal to amend the Certificate of Incorporation to change the name of
    the company to Group V Corporation                                             o       o        o

4.  Election of Directors                                                        FOR           WITHHELD

    Nominees:         Fred G.  Luke                                                o              o
                      Royse Warren                                                 o              o
                      Joseph Monterosso                                            o              o
                      Leland E. Rees                                               o              o
                      Paula Amanda                                                 o              o

For, except vote withheld from the following nominee(s)

------------------------------------------------------------------------------

5.  Proposal to transact such other business as may properly come before the
    meeting                                                                      FOR    AGAINST  ABSTAIN
                                                                                  o        o        o

SIGNATURE(S)                                                                     DATE
            ------------------------------------------------------------------       --------------------

SIGNATURE(S)                                                                     DATE
            ------------------------------------------------------------------       --------------------

NOTE:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, give your full title as such.
